Exhibit 99.1

(1) Includes 69,708 shares of Common Stock purchased by Sprout IX and 292 shares of Common Stock purchased by Sprout Entrepreneurs.

(2) Includes (i) 2,359,547 shares of Common Stock held directly by Sprout IX, (ii) 2,108,034 shares of Common Stock held directly by Sprout VIII, (iii) 830,437 shares of Common Stock held directly by Sprout VII, (iv) 9,666 shares of Common Stock held directly by Sprout CEO, (v) 9,402 shares of Common Stock held directly by Sprout Entrepreneurs, (vi) 112,061 shares of Common Stock held directly by IX Plan, (vii) 47,203 shares of Common Stock held directly by Plan Investors, (viii) 126,517 shares of Common Stock held directly by Sprout Venture, (ix) 135,480 shares of Common Stock held directly by ESC II, (x) 174,845 shares of Common Stock held directly by DLJCC, (xi) 272,582 shares of Common Stock held directly by CSFB Fund and (xii) 100 shares of Common Stock held directly by CS Sec USA LLC.

(3) Dr. Philippe Chambon, in his capacity as a member of the investment committee of DLJCC, may be deemed to beneficially own the shares of Common Stock to which this Form 4 relates. Dr. Chambon disclaims beneficial ownership of such shares of Common Stock except to the extent of his pecuniary interest therein.

Sprout Capital IX, L.P. (“Sprout IX”), Sprout Capital VIII, L.P. (“Sprout VIII”), Sprout Capital VII, L.P. (“Sprout VII”), Sprout CEO Fund, L.P. (“Sprout CEO”), Sprout Entrepreneurs Fund, L.P. (“Sprout Entrepreneurs”), Sprout IX Plan Investors, L.P. (“IX Plan”), Sprout Plan Investors, L.P. (“Plan Investors”), Sprout Venture Capital, L.P. (“Sprout Venture”) and DLJ ESC II, L.P. (“ESC II”) are Delaware limited partnerships which make investments for long term appreciation. DLJ Capital Corporation (“DLJCC”), a Delaware corporation and a wholly-owned subsidiary of Credit Suisse (USA), Inc. (“CS USA Inc”), a Delaware corporation and holding company, acts as a venture capital partnership management company. CS USA Inc is the sole member of Credit Suisse Securities (USA) LLC (“CS Sec USA LLC”), a Delaware limited liability company and a registered broker-dealer that effects trades in many companies, including the Issuer. DLJCC is also the general partner of Sprout CEO, Sprout Entrepreneurs and Sprout Venture. DLJCC is also the managing general partner of Sprout IX, Sprout VIII and Sprout VII and, as such, is responsible for their day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout IX, Sprout VIII, Sprout VII, Sprout CEO, Sprout Entrepreneurs and Sprout Venture. DLJ Associates IX, L.P. (“Associates IX”), a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout IX. DLJ Capital Associates IX, Inc. (“DLJCA IX”), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates IX. DLJ Associates VIII, L.P. (“Associates VIII”), a Delaware limited partnership, is a general partner of Sprout VIII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VIII. DLJ Capital Associates VIII, Inc. (“DLJCA VIII”), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates VIII. DLJ Associates VII, L.P. (“Associates VII”), a Delaware limited partnership, is a general partner of Sprout VII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VII. DLJ Capital Associates VII, Inc. (“DLJCA VII”), a Delaware corporation and wholly-owned subsidiary of CS USA Inc, is the managing general partner of Associates VII. Dr. Chambon is a limited partner of Associates IX, Associates VIII and Associates VII. DLJ LBO Plans Management Corporation (“DLJLBO”), a Delaware corporation, is the general partner of ESC II and, as such, is responsible for its day-to-day management. DLJLBO makes all of the investment decisions on behalf of ESC II. DLJLBO is an indirect wholly-owned subsidiary of CS USA Inc. DLJ LBO Plans Management Corporation II (“DLJLBO II”), a Delaware corporation, is the general partner of IX Plan and Plan Investors and, as such, is responsible for their day-to-day management. DLJLBO II makes all of the investment decisions on behalf of IX Plan and Plan Investors. DLJLBO II is a wholly-owned subsidiary of Credit Suisse First Boston Private Equity, Inc. (“CSFBPE”), a Delaware corporation, which, in turn, is a wholly-owned subsidiary of CS USA Inc. CSFB Fund Co-Investment Program, L.P. ("CSFB Fund") is a Delaware limited partnership. DLJ MB Advisors, Inc. ("DLJMB"), an indirect, wholly owned subsidiary of CS USA Inc, serves as an investment advisor to CSFB Fund. The address of the principal business and office of each of DLJCC, CS USA Inc, CS Sec USA LLC, DLJCA IX, Associates IX, DLJCA VIII, Associates VIII, DLJCA VII, Associates VII, Sprout IX, Sprout VIII, Sprout VII, Sprout CEO, Sprout Entrepreneurs, Sprout Venture, ESC II, IX Plan, DLJLBO, DLJLBO II, DLJMB, CSFBPE, CSFB Fund and Plan Investors is Eleven Madison Avenue, New York, New York 10010.

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